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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

--------------------------------------------------------------------------------
Date of Report (Date of earliest event reported)                JANUARY 31, 2003


                      Sunshine Mining and Refining Company
             (Exact name of registrant as specified in its charter)


         Delaware                       1-10012                  75-2231378
(State or other jurisdiction          (Commission              (IRS Employer
       of Incorporation)              File Number)           Identification No.)

      P.O. Box 1080, Kellogg, ID                                   83837
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code 208-786-1541


                    PO BOX 1080, KELLOGG, ID, 83837


          (Former name or former address, if changed since last report)

                   5956 SHERRY LANE. STE 1621  DALLAS, TX 75225


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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

Sunshine Mining and Refining Co (SMRC) has sold approximately 79% of its stock in Sunshine Precious Metals, Inc. (SPMI) for nominal financial consideration to American Reclamation Incorporated (ARI). SPMI is the last remaining subsidiary of SMRC with any significant assets. The sale was approved by the written consent of a majority of SMRC shareholders. SPMI has a mine site and surface facilities located in Kellogg, Idaho. SMRC has agreed to sell the remainder of its shares in SPMI to ARI, or a designee of ARI, for a limited time, for nominal consideration. The contract with ARI provides for additional payments of approximately 50% of the net proceeds from future asset sales made by SPMI. The secured lenders will receive those proceeds until they have been paid in full, but SMRC does not expect those amounts to equal the amount it owes to the secured lenders. SMRC believes it is nearing the end of its wind-down activities. Accordingly, SMRC believes its shares are substantially worthless.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

Sunshine Mining and Refining Co (SMRC) is reporting the resignation of Grant Thornton LLP as its independent auditors effective January 31, 2003.

Due to the ongoing financial problems of the company since the shutdown in February 2001 of the Kellogg Sunshine Mine, SMRC has been unable to meet its financial obligations. In March 8, 2002 SMRC issued a press release and filed a report in the 8-K on March 11, 2002 announcing that it did not have the financial resources to make filings with the Securities and Exchange Commission. The annual audit was not completed for 2001 and will not be completed for 2002 or subsequent periods since SMRC has inadequate financial resources to prepare its financial statements or to pay for an audit.

The Grant Thornton LLP report on the financial statements for the year ended December 31,2000 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. The Grant Thornton LLP report for the year ended December 31,2000 included an explanatory paragraph concerning the company's ability to continue as a going concern. Since January 1, 2000, the company has not had any disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures that would require disclosure in this Current Report on form 8-K.

Grant Thornton LLP has furnished to the company a letter addressed to the SEC stating that it agrees with the statements in the immediately preceding paragraphs. A copy of such letter dated February 14, 2003 is filed as exhibit
99.1 to this Form 8-K.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. Dated February 14, 2003.


                                                   SUNSHINE MINING AND REFINING
                                                   COMPANY


Dated: February 14, 2003


                                                   By: /s/ Michael C. Perry
                                                       -------------------------
                                                       Michael C. Perry
                                                       President/Director

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                                  EXHIBIT INDEX

EXHIBIT
NUMBER          DESCRIPTION
-------         -----------
 99.1           Copy of letter from Grant Thornton LLP to SEC stating agreement to Item 4